Exhibit 99.1

Investor Relations

eOn Communications

800-955-5321

investorrelations@eoncc.com

For Release 8:30 PM ET, December 15, 2008

eOn Communications Reports First Quarter Results

SAN JOSE, CA (December 15, 2008) – eOn Communications Corporation™ (NASDAQ: EONC), a leading provider of telecommunications solutions, today reported first quarter fiscal 2009 results.

Net loss for the quarter was $134,000, or ($0.05) per common share, compared to a net loss of $911,000, or $(0.33) per common share in the quarter ended October 31, 2007. Revenue for the quarter was $1,784,000 (with no related party revenue), a decrease of 26% compared to $2,396,000 (including related party revenue of $128,000) for the quarter ended October 31, 2007.

Cash, cash equivalents and marketable securities decreased 4% to $2,434,000 from $2,545,000 as of July 31, 2008 primarily as a result of funding operating losses for the three month period.

On December 12, 2008, the Company announced that it had executed an amended and restated Agreement and Plan of Merger to acquire Cortelco Systems Holding Corp. (“Cortelco”) for up to $11,000,000 in cash, with $500,000 to be paid at closing and the remainder to be paid in future quarters based upon the level of Cortelco’s adjusted income for such quarters. On an unaudited basis, Cortelco earned $595,000 in income before taxes on revenues (excluding those earned from eOn) of $4,290,000 for the three month period ended October 31, 2008.

Several steps are required before the acquisition can be completed and there is no guarantee that the transaction will close. The proposed merger may be terminated if the conditions to closing are not fulfilled, in the event of a breach of the agreement by either party, or upon mutual agreement of the parties.

About eOn Communications™

eOn Communications Corporation™ is a global provider of innovative communications solutions. Backed by over 20 years of telecommunications engineering expertise, our solutions enable our customers to easily leverage advanced technologies in order to communicate more effectively. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.

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eOn Communications Corporation

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

Unaudited

	Three Months Ended October 31,
	2008	2007
REVENUE
Third party revenue	$1,784	$2,268
Related party revenue	—	128

Net revenue	1,784	2,396

COST OF REVENUE
Third party cost of revenue	813	892
Related party cost of revenue	—	120

Cost of revenue	813	1,012

Gross profit	971	1,384

OPERATING EXPENSE
Selling, general and administrative	767	1,040
Research and development	305	757
Other expense	44	26

Total operating expense	1,116	1,823

Loss from continuing operations	(145)	(439)
Interest income	11	46

Loss from continuing operations before income taxes	(134)	(393)
Income tax expense	—	—

Loss from continuing operations after income taxes	(134)	(393)
DISCONTINUED OPERATIONS
Loss from discontinued operations	—	(518)

Loss from discontinued operations	—	(518)

NET LOSS	$(134)	$(911)

Weighted average shares outstanding
Basic and diluted	2,735	2,716
Basic and diluted loss per share:
From continuing operations	$(0.05)	$(0.14)
From discontinued operations, net of tax	—	(0.19)

Basic and diluted loss per share	$(0.05)	$(0.33)

eOn Communications Corporation

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	October 31, 2008	July 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,434	$1,545
Marketable securities	1,000	1,000
Trade accounts receivable, net of allowance of $731 and $680, respectively	1,145	932
Trade accounts receivable - related party	73	84
Inventories	2,257	2,501
Prepaid and other current assets	65	177

Total current assets	5,974	6,239
Property and equipment, net	135	176
Intangibles, net	230	251
Investments	1,146	900
Non-current assets	110	88

Total assets	$7,595	$7,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$237	$214
Trade accounts payable - related party	174	126
Notes payable	196	138
Accrued expenses and other	1,035	1,145

Total current liabilities	1,642	1,623
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, (10,000,000 shares authorized, no shares issued and outstanding)	—	—
Common stock, $0.005 par value (10,000,000 shares authorized, 2,870,888 and 2,869,608 shares issued, respectively)	14	14
Additional paid-in capital	55,988	55,931
Treasury stock, at cost (135,380 shares)	(1,502)	(1,502)
Accumulated deficit	(48,651)	(48,517)
Accumulated other comprehensive income	104	105

Total stockholders’ equity	5,953	6,031

Total liabilities and stockholders’ equity	$7,595	$7,654

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